UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2015 (the “Effective Date”), Relypsa, Inc. (the “Company”) entered into a Detailing Agreement with Sanofi-Aventis US LLC (“Sanofi”). Pursuant to the Detailing Agreement, Sanofi’s nephrology sales force will engage in face-to-face presentations, or details, with certain healthcare professionals and practice groups to perform disease state education and, if Patiromer for Oral Suspension, or Patiromer FOS, is approved by the by the U.S. Food and Drug Administration, promote Patiromer FOS, the Company’s lead product candidate, in the U.S. Sanofi is subject to a certain minimum detailing commitment and will complement the detailing efforts of the Company’s specialty sales force if Patiromer FOS is approved.

The Company shall be responsible for developing all product materials and the parties shall be jointly responsible for training Sanofi’s sales force with respect to the product. The Company shall continue to be responsible for all regulatory, development, commercial, manufacturing and distribution activities for Patiromer FOS, including product pricing and recording sales.

In exchange for Sanofi’s detailing efforts, the Company shall pay a quarterly service fee generally based on the number of details performed during the quarter. The Company shall also make incentive payments as a percentage of net sales of Patiromer FOS that are above certain agreed upon baseline net sales amounts.

The Detailing Agreement commences on the Effective Date and expires on December 31, 2017, unless extended or earlier terminated. The initial term may be extended for twelve-month periods by mutual agreement of the parties.

The Detailing Agreement may be terminated at any time by mutual agreement of the parties, by the Company if Sanofi fails to meet its minimum detailing commitment for a certain period of time and by Sanofi in certain limited circumstances. The Detailing Agreement may also be terminated by either party: (i) upon certain adverse regulatory actions; (ii) for convenience beginning on the first anniversary of the first commercial sale of Patiromer FOS, upon ninety days prior notice to the other party; and (iii) in the event of the other party’s uncured material breach, bankruptcy or insolvency.

The Detailing Agreement contains, among other provisions, customary representations and warranties by the parties, certain indemnification rights in favor of each party, customary confidentiality provisions and limitations of liability.

The foregoing description of the material terms of the Detailing Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Detailing Agreement, which shall be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2015. The Company intends to seek confidential treatment for certain portions of the Detailing Agreement pursuant to a Confidential Treatment Request to be submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2015	RELYPSA, INC.

	By:	/s/ Ronald A. Krasnow
Ronald A. Krasnow
Senior Vice President and General Counsel